EXHIBIT 99.2

Good morning,

I'm very excited to share the news that ARI has entered into a definitive agreement to be acquired by True Wind Capital Management, LLC, a San Francisco-based private equity firm focused on investing in leading technology companies.

I believe this transaction is a great outcome for our shareholders. The purchase price offers a significant premium over where our stock has been trading and is a liquidity event for shareholders.

I also believe this is a great outcome for our customers and employees.

I believe that in order to grow ARI to the next level, we need an investment partner that has a more long-term view and can help us accelerate our acquisition velocity. True Wind Capital is that partner.

True Wind’s goal is to accelerate the growth and profitability of ARI, and they understand and support the concept that the right long-term decision sometimes requires investments that may impact results over the short term.

Any change comes with questions and uncertainty. Today’s key takeaway is that things are business as usual - keep doing the same great work you’ve always done!

At this morning’s all-company meeting, I’ll go into more depth about the deal and answer any questions you may have.

You can read more about the deal in the full press release we issued this morning, which can be accessed by clicking here.

We’ve also compiled an internal FAQ document which should answer many of your questions – it can be accessed by clicking here.

Your hard work over the years has been key to ARI’s continued success, and I look forward to embarking on the next chapter of the ARI story with the entire ARI team.

Thanks!

/s/ Roy W. Olivier

Forward-Looking Statements
Certain statements in this memorandum contain "forward‐looking statements" regarding future events, including the transaction, and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the markets in which we operate and the transaction, and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify, including but not limited to, (i) the risk that the proposed acquisition may not be completed in a timely manner or at all, which may adversely affect ARI’s business and the price of the common stock of ARI, (ii) the failure to satisfy all of the conditions precedent to the consummation of the proposed acquisition, including, but not limited to, the required approval of the stockholders of ARI and the receipt of certain governmental or regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on ARI’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from ARI’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the acquisition and (viii) such other risks and uncertainties as identified in ARI’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016, as filed with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and no person undertakes any obligation to publicly release the result of any revisions to these forward‐looking statements except as required by law. For more information, please refer to the company’s filings with the SEC.

Additional Information and Where to Find It
ARI plans to file with the Securities and Exchange Commission (SEC) and furnish its shareholders a proxy statement in connection with the proposed transaction. SHAREHOLDERS OF ARI ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ARI WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARI AND THE TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents and other documents filed with the SEC by ARI through the website maintained by the SEC at www.sec.gov or by going to ARI's Investor Relations website at investor.arinet.com and clicking on the "SEC Filings" tab.

This memorandum is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities, and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the transaction proceed.

Participants in the Solicitation
The directors and executive officers of ARI may be deemed to be participants in the solicitation of proxies from the shareholders of ARI in connection with the proposed acquisition. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding ARI's directors and executive officers is also included in ARI's definitive proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on November 28, 2016. These documents are available free of charge as described in the preceding paragraph.